Exhibit 10.2

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MANUFACTURE AND SUPPLY AGREEMENT

This MANUFACTURE AND SUPPLY AGREEMENT (“Agreement”) is entered into as of the date of the last signature below (the “Effective Date”) between:

(i) Glenmark Pharmaceuticals, Ltd. incorporated under laws of India under the provisions of the Companies Act, 1956 and having its registered office at B/2, Mahalaxmi Chambers, 22, Bhulabhai Desai Road, Mumbai-400 026, India, (“Glenmark”); and

(ii) Jaguar Animal Health Inc. incorporated under laws of Delaware and having its registered office/place of business at 185 Berry, Suite 1300, (201 Mission Street) San Francisco, California 94107, USA (“Jaguar”)

“Glenmark” and “Jaguar” may be referred to herein from time to time individually as a “Party,” and collectively as the “Parties”.

RECITALS:

WHEREAS Glenmark and Salix are parties to an Amended and Restated Manufacturing and Supply Agreement, dated July 18, 2011 (the “Salix API Supply Agreement”), whereby, among other things, Glenmark agreed to manufacture and supply Crofelemer API (as defined below) to Salix;

WHEREAS, Napo Pharmaceuticals, Inc. (“Napo) and Glenmark entered into and executed a Collaboration Agreement dated 2nd July, 2005 and various amendments thereto and further entered a Settlement Agreement dated 9th December, 2013 (“the Glenmark-Napo Agreements”) whereby, among other things, Glenmark agreed to manufacture and supply Crofelemer API to Napo;

WHEREAS, Jaguar being desirous of using the Crofelemer Animal API (as defined below) for the development, manufacture and marketing of a Crofelemer Animal Product (as defined below) for non-human use and has approached Glenmark for manufacture and supply of such Crofelemer Animal API;

WHEREAS, certain officers of Jaguar are or were officers of Napo and possess knowledge and documentation of Glenmark Intellectual Property (as defined below) relating to the manufacture of Crofelemer API;

WHEREAS, the license and relationship between Jaguar and Napo is outlined in Appendix 1;

WHEREAS, Glenmark is willing to manufacture and supply Crofelemer Animal API to Jaguar from their Ankleshwar Facility, on the terms and conditions set forth below including, without limitation, terms relating to protecting the continued confidentiality of Glenmark Intellectual Property,

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” of a Party shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.1, “control” shall mean (a) direct or indirect beneficial ownership of at least 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such Person or (b) the power to direct the management of such Person by contract or otherwise.

1.2 “Applicable Laws” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Approvals) of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item.

1.3 “Ankleshwar Facility” means the Manufacturing facility of Glenmark’s Affiliate, Glenmark Pharmaceuticals Ltd., located at 3109, GIDC Industrial Estate, Ankleshwar 393 002, Gujarat, India.

1.4 “Business Day” shall mean a day other than a Saturday or Sunday or any public holiday in the San Francisco, CA, USA or Mumbai, India. For the avoidance of doubt, references in this Agreement to “days” shall mean calendar days.

1.5 “Calendar Year” shall mean a period of twelve (12) consecutive months beginning on and including January 1st.

1.6 “cGMP” shall mean the then-current good manufacturing practices required by the FDA, as set forth in the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

1.7 “Crofelemer API” means oligomeric proanthocyanidin (OPC) of varying chain lengths [***], as per the current specifications approved by US FDA.

1.8 “Crofelemer Animal API” means oligomeric proanthocyanidin (OPC) of varying chain lengths [***], for use in animal health pharmaceutical preparations as per Specifications

1.9 “Crofelemer Animal Product” means a pharmaceutical animal product containing Crofelemer Animal API and that has received Marketing Approval for the treatment of animals.

1.10 “CPL” means crude plant latex of croton lechleri that meets Specifications.

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1.11 “Confidential Information” means the Glenmark and Jaguar Disclosed Information and the Glenmark Intellectual Property or Jaguar Intellectual Property but shall not include: (a) information which was already in the public domain or became publically available through no breach of this Agreement or the Related Confidentiality Agreements, or (b) information already in the possession of a Party that is not subject to any confidential obligations under any of the Related Confidentiality Agreements.

1.12 “Disclosing Party” means the Party disclosing Confidential Information.

1.13 “Facility” means the Ankleshwar Facility.

1.13a “Full Product Lot” means milled and blended lot size of Crofelemer Animal API at Ankleshwar Facility of approximately 10kg.

1.14 “FDA” shall mean the U.S. Food and Drug Administration or similar federal, state or local Regulatory Authorities.

1.15 “FD&C Act” shall mean the United States Food, Drug and Cosmetic Act, as amended, and any regulations promulgated thereunder.

1.16 “Field Of Use” All indications (prevention, treatment and/or diagnosis) for non-human use in the Territory.

1.17 “Firm Forecast” has the meaning set forth in Section 2.2.

1.18 “Fully-Allocated Manufacturing Cost” or “FAMC” has the meaning set forth in Appendix 5.

1.19 “Glenmark and Jaguar Disclosed Information means any and all information or material that, at any time before or after the Effective Date, has been or is provided or communicated to the receiving Party by or on behalf of the disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby or any discussions or negotiations with respect thereto.

1.20 “Glenmark Intellectual Property ” means all technical, scientific and other know-how and information, trade secrets, inventions, patents, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, technical assistance, designs, assembly procedures, specifications, assays, test methods, analytical methods, and other material or information developed by Glenmark that: (a) relates to the development and Manufacture of Crofelemer API and (b) is owned in whole or in part by Glenmark or its Affiliates.

1.20A “Jaguar Intellectual Property” means all technical, scientific and other know-how and information, trade secrets, inventions, patents, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, technical assistance, designs, assembly procedures, specifications, test methods, analytical methods, and other material or information that: (a) relates to the development of Jaguar’s animal products containing Crofelemer Animal API and (b) is owned in whole or in part by Jaguar or its Affiliates.

1.21 “Governmental Authority” shall mean any court, agency, department, authority or other instrumentality of any national, supranational, state, county, city or other political subdivision.

1.22 “Indemnified Party” has the meaning set forth in Section 7.3(a).

1.23 “Indemnifying Party” has the meaning set forth in Section 7.3(a).

1.24 “Jaguar-Supplied CPL” means the CPL supplied by Jaguar to Glenmark hereunder and used by Glenmark in connection with Manufacturing of the Crofelemer Animal API.

1.25 “Manufacture” shall mean to manufacture, process, formulate, package, label, hold and/or store, warehouse, quality control release and deliver the Crofelemer Animal API or Crofelemer Animal Product (or any component thereof).

1.26 “Marketing Approval” and “MAA Approval” means an approved New Animal Drug Application (NADA) as defined in the FD&CA and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification, necessary or reasonably useful to market any Crofelemer Animal Product in the Territory, including applicable pricing and reimbursement approvals.

1.27 “Minimum Annual Purchase Quantity” has the meaning set forth in Section 2.2.

1.28 “NADA” of the Crofelemer Animal Product shall mean a New Animal Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, §321(v) et seq., and all amendments and supplements thereto, which is filed with the FDA, including all documents, data, and other information concerning such Crofelemer Animal Product thus filed that are necessary or useful for gaining Marketing Approval for such Crofelemer Animal Product.

1.29 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.

1.30 “Purchase Price” has the meaning set forth in Section 4.1.

1.31 “Purchase Order” means a written purchase order that sets forth, with respect to the period covered thereby, (a) the quantities of Crofelemer Animal API to be delivered by Glenmark to Jaguar, (b) the required delivery dates therefor, (c) the port of entry and terminal for DAT delivery as specified in Section 3.5, and (d) any special instructions or invoicing information.

1.32 “Quality Agreement” has the meaning set forth in Section 3.2.

1.33 “Regulatory Authority” shall mean any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity (a) whose review and/or approval is necessary (i) for the Manufacture, packaging, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of the Crofelemer Animal API or Crofelemer Animal Product, and/or (ii) for reviewing regulatory filings for the Crofelemer Animal API or the Crofelemer Animal Product (or a component thereof); and/or (b) having authority to review and enforce cGMP and/or other Applicable Laws relating to the Crofelemer Animal API or the Crofelemer Animal Product or the Manufacture, development, commercialization, use or sale thereof.

1.34 “Regulatory Requirements” shall mean (a) all specifications, methods of Manufacture, and other information in one or more regulatory submissions related in any way to the Crofelemer Animal API or Crofelemer Animal Product, and (b) all laws, rules, regulations, applicable regulatory guidance documents, and other requirements of any Regulatory Authority that govern the Crofelemer Animal API or Crofelemer Animal Product, including its Manufacture, customs requirements and delivery.

1.35 “Related Confidentiality Agreements” shall mean any and all agreements between Glenmark and Napo that provide restrictions on the disclosure of information regarding or relating to Crofelemer API and any and all agreements between Salix and Napo that provide restrictions on the disclosure of information regarding or relating to Crofelemer API.

1.36 “Rolling Forecast” has the meaning set forth in Section 2.2.

1.37 “Specifications” shall mean, with respect to the Crofelemer Animal API, those Crofelemer Animal API related Specifications set forth in Appendix 2 Part A and with respect to CPL, those CPL-related specifications set forth in Appendix 2 Part B, which shall specifications shall be provided by Jaguar to Glenmark. Any amendment to Appendix 2 Part A or Part B shall be agreed between the parties.

1.38 “Term” has the meaning set forth in Section 8.1.

1.39 “Territory” means worldwide.

1.40 “Third Party” shall mean any Person other than Glenmark, Jaguar and their respective Affiliates.

ARTICLE 2

SUPPLY AND PURCHASE OF CROFELEMER ANIMAL API AND FIELD OF USE RESTRICTION

2.1 Supply and Purchase of the Crofelemer Animal API. Subject to the terms of this Agreement, during the Term, Glenmark shall Manufacture and supply Crofelemer Animal API to Jaguar, and Jaguar shall purchase from Glenmark, its requirements of Crofelemer Animal API in such quantities as Jaguar shall order pursuant to and in accordance with Section 2.

2.2 Development and Commercial Phase.  For each Calendar Year Jaguar and Glenmark shall agree to a minimum annual quantity of Crofelemer Animal API that will be purchased by Jaguar for the Calendar Year (the “Minimum Annual Purchase Quantity”) after considering Jaguar’s requirements for the Crofelemer Animal API and Glenmark’s available manufacturing capacity at its Facility. After the development of the Minimum Annual Purchase Quantity and not less than 120  Business Days prior to the first anticipated delivery of the Crofelemer Animal API to Jaguar, Jaguar shall provide Glenmark its rolling forecast (“ Rolling Forecast”) in writing estimating the quantities of Crofelemer Animal API that Jaguar expects to purchase from Glenmark for each quarter during the following six (6) quarters and thereafter update the same within ten (10) Business Days of the beginning of each Quarter. For each Calendar Year the Minimum Annual Purchase Quantity shall not be less than thirty (30%) percent of the Rolling Forecast for the first two (2) years of commercial supply and fifty (50%) percent of the Rolling Forecast for each year thereafter of commercial supply. The initial three (3) months of each Rolling Forecast shall be a firm forecast (“Firm Forecast”) for the purchase of the Crofelemer Animal API.  Each Firm Forecast shall be accompanied by a Purchase Order for Crofelemer Animal API to be delivered to Jaguar during each of the first three (3) months, respectively, set forth in such Firm Forecast.  Under no circumstances shall Glenmark be obligated to agree to minimum quantities that are greater than its capacity to supply the Crofelemer Animal API.

2.3 Failure To Meet Minimum Annual Purchase Quantities.   During each Calendar Year, if Jaguar fails to purchase the Minimum Annual Purchase Quantity, then Jaguar shall be liable to pay to Glenmark the Overheads relating to and apportioned to the non-purchased Minimum Annual Purchase Quantity. At the end of each Calendar Year, Glenmark shall submit an invoice, if applicable, relating to the Overhead in respect of non-purchased Minimum Annual Purchase Quantity which shall be due and payable within thirty (30) Calendar Days.  For removal of doubt, the Parties have included the illustration relating to this Section has been elaborated in Appendix 4. The term Overheads shall be construed in accordance with meaning attributed to it under Appendix 5 — Fully Allocated Manufacturing Costs.

2.4 Supply During Development Phase.  With respect to the development phase, Jaguar’s forecasts for [***] are set forth at Appendix 6 attached hereto, which may be amended by Jaguar provided that Glenmark is provided sufficient lead time to meet the amended forecast and has the available capacity if the forecast is increased.  Glenmark will initiate the planning of the manufacturing campaigns upon execution of a Purchase Order and payment in accordance with Section 4.2.

2.5 Purchase Orders.

(a) Each Purchase Order for the Crofelemer Animal API to be delivered to Jaguar in any month (i) shall be in multiples of the Full Product Lot of the Crofelemer Animal API and (ii) shall not be less than 80% nor more than one hundred twenty percent (120%) of the quantities specified in any previous Firm Forecast applicable to such month. In no event shall the delivery date of Crofelemer Animal API for any Purchase Order be less than six (6) months from the date of the Purchase Order; provided however, that such period shall be shortened to three (3) months so long as Jaguar has fulfilled its obligations under Section 2.6 to provide to Glenmark the Jaguar-Supplied CPL in respect of such Purchase Order.

(b) Each Purchase Order shall specify the quantity of Crofelemer Animal API ordered, the required delivery date, the port of entry and terminal for DAT delivery as specified in Section 3.5, and any special instructions or invoicing information.

(c) Glenmark shall acknowledge and accept the Purchase Order from Jaguar made in accordance with and governed by this Agreement, and any terms or conditions of such Purchase Order which conflict or are inconsistent with the terms of the Agreement are void and hereby rejected.

(d) Jaguar shall be obligated to purchase and take delivery of, and Glenmark shall be obligated to deliver by the required delivery date set forth therein, such quantities of Crofelemer Animal API as are set forth in each accepted Purchase Order.

(e) Glenmark shall deliver the quantities of Crofelemer Animal API set forth in each accepted Purchase Order by the required delivery date set forth in such Purchase Order.

2.6 Jaguar-Supplied CPL

(a)  Jaguar shall supply to Glenmark an amount of Jaguar-Supplied CPL that is sufficient to manufacture one hundred twenty percent (120%) of the Crofelemer Animal API specified in any Firm Forecast applicable to such month.  The Jaguar-Supplied CPL shall conform to the Specifications and shall be delivered on a schedule consistent with Glenmark’s need for Jaguar-Supplied CPL in order to meet the Firm Forecast.

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(b) Jaguar’s obligations with respect to the Jaguar-Supplied CPL shall include the responsibility for complying with all Regulatory Requirements obligations associated with the delivery of the Jaguar-Supplied CPL to the Facility and Jaguar shall bear all costs associate thereto.

(c) In the event Jaguar fails to deliver Jaguar -Supplied CPL in quantities that meet Specifications for CPL necessary for Glenmark to Manufacture Crofelemer Animal API in accordance with the applicable Purchase Order, such failure shall excuse Glenmark’s obligation to supply Crofelemer Animal API to Jaguar until such failure has been corrected by Jaguar.

2.7 Field of Use Restriction.   Jaguar agrees that the development and commercial uses of Crofelemer Animal API and Crofelemer Animal Product shall be solely limited to the Field of Use and that any development or commercial uses of Crofelemer Animal API and Crofelemer Animal Product for purpose other than the Field of Use shall constitute a material breach of the Agreement.

ARTICLE 3

MANUFACTURING

3.1 Manufacture of Crofelemer Animal API. Glenmark shall Manufacture the Crofelemer Animal API to meet the Specifications and in accordance with applicable Regulatory Requirements in the Territory, as then in effect. Amendments to the Specifications will be handled in accordance with Section 3.6(a)-(d).

3.2 Quality Agreement. Not later than 10 Business Days after the Effective Date of this Agreement, Glenmark and Jaguar shall enter into the quality agreement (“Quality Agreement”) attached here to as Appendix 3, which sets forth the quality assurance arrangements, responsibilities and procedures with respect to the Manufacture of the Crofelemer Animal API, and the conducting of timely investigations & closure of issues with respect to the Crofelemer Animal API.

3.3 Regulatory Inspections; cGMP and QA Audits. Glenmark shall cooperate with any inspection of its facilities by the FDA relating to this Agreement and, if applicable, by any Regulatory Authority or respective notified bodies overseeing the Manufacture of Crofelemer Animal API for the Territory. Any costs associated with such inspections shall be borne completely by Jaguar.

3.4 Compliance with Laws. Glenmark and Jaguar shall comply with all applicable Regulatory Requirements and laws of any Regulatory Authority in the Territory.

3.5 Delivery and Acceptance.

(a) Delivery. Subject to the terms and conditions of this Agreement, Glenmark shall deliver all Crofelemer Animal API ordered by Jaguar on the requested delivery date set forth in the applicable Purchase Order in compliance with Section 2.5(b). Deliveries shall be made DAT (INCOTERMS 2010) to the port of entry and terminal as specified in the applicable Purchase Order at Jaguar’s expense and risk provided, however: (i) Glenmark shall only engage such carriage, insurance or other providers in connection with such delivery as are approved by Jaguar in the applicable Purchase Order, (ii) Jaguar shall bear costs and expenses for (A) carriage and insurance of the Crofelemer Animal API from the Facility and (B) clearance of Crofelemer Animal API through customs in the destination country and (iii) in the event any claim arises against Glenmark in respect of any such carriage, insurance or other provider, or under Applicable Law in relation to the delivery, Glenmark, as promptly as possible, shall assign such claim to Jaguar and Jaguar undertakes to defend and hold Glenmark harmless against all such claims in accordance with Section 7.2.  All Crofelemer Animal API shall be labeled in accordance with

Applicable Law of the Territory and packed for shipping in accordance with packing instructions provided by Jaguar.  Title to and risk of loss of Crofelemer Animal API shall pass to Jaguar at the time and place of delivery.

(b) Certificate of Analysis; Certificate of Conformance. Each delivery of Crofelemer Animal API, shall be accompanied by a (i) Certificate of Analysis; (ii) Certificate of Conformance, (ii) such other documents as may be required pursuant to the Quality Agreement and (iv) documentation necessary for the sale or import of the Crofelemer Animal API.

(c) Acceptance upon Delivery. Jaguar shall be under no obligation to accept any shipment of Crofelemer Animal API for which Glenmark has not provided a Certificate of Analysis or a Certificate of Conformance, as applicable. Jaguar shall inspect all shipments of the Crofelemer Animal API promptly upon receipt, and Jaguar may reject any shipment of the Crofelemer Animal API which is nonconforming to the Specifications. In order to reject delivery of a shipment of the Crofelemer Animal API, Jaguar must give written notice to Glenmark of Jaguar’s rejection of any delivery thirty (30) days after receipt of such delivery. If no such notice of rejection is received, Jaguar shall be deemed to have accepted such Crofelemer Animal API on the thirtieth (30th) day after delivery, subject to later detection of hidden defects which in no event shall be more than twelve (12) months after the delivery of Crofelemer Animal API by Glenmark.

(i) After timely notice of rejection is received by Glenmark, Jaguar shall cooperate with Glenmark in determining whether rejection is appropriate or justified. Glenmark will evaluate process issues and other reasons for any alleged nonconformity to the Specifications. Glenmark shall notify Jaguar as promptly as reasonably possible whether it accepts Jaguar’s basis for any rejection, but not later than thirty (30) business days after the respective notification. If Glenmark agrees with Jaguar’s determination that the rejected Crofelemer Animal API does not meet the Specifications, promptly on receipt of a notice of rejection of a shipment of Crofelemer Animal API and no later than 120 Business Days after receipt of such notice, Glenmark shall use commercially reasonable efforts to replace such rejected Crofelemer Animal API with Crofelemer Animal API conforming Crofelemer Animal API to the Specifications. If Glenmark disagrees with Jaguar’s determination that certain Crofelemer Animal API is nonconforming to Specifications, (x) promptly on receipt of a notice of rejection of a shipment of Crofelemer Animal API but no later than 120 Business Days after receipt of such notice, at Jaguar’s request, Glenmark shall use commercially reasonable efforts at Jaguar’s request to replace such rejected Crofelemer Animal API and (y) the rejected Crofelemer Animal API shall be submitted to a mutually acceptable Third Party laboratory in the Territory, which shall determine whether such Crofelemer Animal API is nonconforming to Specifications. The Parties agree that such Third Party laboratory’s determination shall be final and binding on the Parties absent manifest error. The Party against whom the Third Party laboratory rules shall bear the reasonable costs of the Third Party testing. If the Third Party laboratory rules that the Crofelemer Animal API in question meets Specifications, Jaguar shall purchase that batch at the agreed-upon price, irrespective of whether Glenmark has provided replacement Crofelemer Animal API, provided that in such event Jaguar shall also pay for any replacement Crofelemer Animal API delivered if not previously paid. Otherwise the replacement delivery shall be at no charge to Jaguar.

(ii) Jaguar shall not destroy any rejected Crofelemer Animal API until it receives written notification from Glenmark that Glenmark does not dispute that the rejected Crofelemer Animal API fails to meet Specifications. At Glenmark’s election and upon instruction from Glenmark, Jaguar shall either (a) destroy the Crofelemer Animal API received in the rejected delivery promptly at Glenmark’s cost and provide Glenmark with certification of such destruction, or (b) return such Crofelemer Animal API to Glenmark at Glenmark’s cost.

(iii) Notwithstanding any other provisions hereinabove, Glenmark shall have no liability hereunder to the extent any such liability is attributable to (i) failure of Jaguar-Supplied CPL to conform to applicable Specifications as of its time of delivery to Glenmark or (ii) Jaguar-Supplied CPL having been adulterated (as such term is defined in FD&C) prior to the time of delivery to Glenmark.

3.6 Change in Specifications; Other Modifications.

(a) Changes in Specifications.  In the event that an amendment to the Specifications, the Manufacturing process, or the test methods for the Crofelemer Animal API is (i) required in writing by any Regulatory Authority, or (ii) requested by Jaguar, Jaguar promptly shall provide Glenmark with appropriate documentation relating to any such changes to the Specifications or Manufacturing process to the extent that such changes affect Glenmark’s Manufacturing of the Crofelemer Animal API hereunder.  If the requested changes can be made without modification to the existing process capability, Glenmark shall implement such changes in accordance with the change control procedures applicable under GMP and per agreement between the Parties regarding the timing of the changes.  It shall be within Glenmark’s sole discretion to determine whether or not the requested change can be made without modification to the existing process capability. In the event that Glenmark determines that the requested change cannot be made without modification to the existing process capability, then Glenmark, in its sole discretion, shall have the right to reject any request for changes to the Specifications or Manufacturing process.  Glenmark shall not, in any respect, amend, modify or supplement the Specifications, the Manufacturing process, or the test methods for the Crofelemer Animal API or any Jaguar-Supplied CPL or sources of Jaguar-Supplied CPL used in connection with Manufacturing the Crofelemer Animal API without the prior written consent of Jaguar.

(b) Costs to Implement Changes.  Jaguar shall be solely responsible for any additional costs incurred to implement changes to the Specifications or the Manufacturing process as required by Jaguar or any Regulatory Authority, including reasonable costs of capital equipment and process upgrades and obsolescence of Jaguar-Supplied CPL, not suitable for other use in the business or operations of Glenmark or any of its Affiliates.

(c) Costs. Glenmark shall be solely responsible for any and all increased costs or expenses incurred by it or Jaguar as a result of any amendment of the Specifications or the Manufacturing process for the Crofelemer Animal API (i) requested by Glenmark and consented to by Jaguar or (ii) required by Jaguar as a result of Glenmark’s failure to Manufacture the Crofelemer Animal API in conformity with the Specifications; provided however that such failure is not as a result of Jaguar-Supplied CPL or otherwise due to default of Jaguar.

(d) Records. Glenmark shall keep complete, accurate and authentic accounts, notes, data and records pertaining to the Manufacture and supply of each batch of the Crofelemer Animal API, for the minimum period provided in 21 CFR Part 211, or longer if required by Regulatory Requirements in the Territory or country of Manufacture, and upon Jaguar’s reasonable request and at its expense, shall make available to Jaguar copies of or access to such records. Notwithstanding the foregoing, Glenmark shall at all times maintain such records and systems for the Parties to investigate causes of a Recall of the Product and conduct a Recall of the Product in compliance with all Applicable Laws.

3.7 Complaints Handling and Reporting. The Parties shall agree upon a procedure for handling complaints in the Quality Agreement.

3.8 Stability. Glenmark shall, during the Term, take such quantities of quality control stability samples, from batches of Crofelemer Animal API intended for delivery to Jaguar, as are required by cGMP and applicable Regulatory Requirements and establish appropriate stability studies, in each case to support the claimed expiration dating for the Crofelemer Animal API delivered to Jaguar.

3.9 Records.

(a)         Glenmark shall generate, retain and maintain:

(i) all records necessary to comply with GMP and all other Applicable Law relating to the Manufacture of the Crofelemer Animal API.  Without limiting the foregoing, records shall be made concurrently with the performance of each step in the Manufacture of the Crofelemer Animal API and in such a manner that at any time successive steps in the Manufacture and distribution of any batch may be traced by an inspector.  Such records shall be legible and indelible, shall identify the person immediately responsible, shall include dates of the various steps and be as detailed as necessary for a clear understanding of each step by an individual experienced in the manufacture of pharmaceutical products;

(ii) all Manufacturing records, standard operating procedures, equipment log books, batch manufacturing records, laboratory notebooks and all raw data and electronic data relating to the Manufacturing of the Crofelemer Animal API;

(iii) samples of each batch and Materials.  Samples shall include a quantity of representative material of each batch and Materials sufficient to perform at least full duplicate quality control testing, and shall specify the dates of Manufacture and packaging thereof.  Samples so retained shall be selected at random from either final container material or from bulk and final containers; provided that they include at least one final container as a final package, or package-equivalent of such filling of each batch. Such sample shall be stored at temperatures and under conditions which will maintain the identity and integrity of the relevant sample; and

(iv) such other records and samples that Glenmark maintains in the ordinary course of business, as Jaguar reasonably may require in order to ensure compliance by Glenmark with the terms of this Agreement and Applicable Law.

(b) Without prejudice to Glenmark’s obligations pursuant to Section 3.9(a) Glenmark shall diligently complete the master batch record for the Crofelemer Animal API during the Manufacture of such Crofelemer Animal API.

(c) All materials, samples, records and other items referred to in Section 3.9(a)  shall be retained by Glenmark for the longer of (i) such period as may be required by GMP and all other Applicable Law and (ii) five (5) years.

3.10 Legal Changes. Each Party shall immediately advise the other if it becomes aware of any legislation or Applicable Laws (including, all health and safety, environmental, custom, trade, tariff or other import laws, approvals process or vigilance reporting requirements) which is in effect or which may come into effect after this Agreement becomes effective and which affects the obligations of the Parties hereunder.

ARTICLE 4

PAYMENT

4.1 Purchase Price for Supply.

(a) Glenmark shall Manufacture and supply the Crofelemer Animal API under this Agreement at the purchase price (“Purchase Price”) specified herein.  The Purchase Price shall be equal to the sum of (i) Glenmark’s Fully-Allocated Manufacturing Cost [***] (ii) Glenmark’s cost of importing the CPL to comply with local regulations.  Along with each acceptance of a Purchase Order pursuant to Section 2.5(c), Glenmark shall also confirm the Purchase Price applicable for such Purchase Order, based on the formula set forth in this Section 4.1(a).

(b) In any event, if there is a net increase in the Manufacturing costs incurred by Glenmark in connection with the Manufacture and supply of the Crofelemer Animal API hereunder, the Parties shall in good faith negotiate a new Purchase Price to prevent Glenmark having to Manufacture and sell Crofelemer Animal API to Jaguar at a loss under this Agreement. Conversely, in the event of a reduction in the Fully-Allocated Manufacturing Cost, the then current Purchase Price shall be reduced to reflect such reduced Fully-Allocated Manufacturing Cost.

4.2       Payment Terms for Purchases.

(a) Invoice and Payment. For any Purchase Order, Glenmark shall invoice Jaguar and Jaguar shall pay [***]% of the estimated value of the Purchase Order in advance at the time of acceptance of such Purchase Order and balance shall be paid to Glenmark within thirty (30) Business days after issuance of such invoice to Jaguar. For removal of any doubts, Glenmark shall issue the invoice before the release of the Crofelemer Animal API underlying the said Purchase Order. If any shipment is rejected under Section 3.5(c) then in such case any payment made by Jaguar towards such rejected shipment Crofelemer Animal API shall be adjusted: (a) for any replacement Crofelemer Animal API; and/or (b) for such original shipment after a Third Party laboratory, pursuant to Section 3.5(c), confirms that the Crofelemer Animal API originally delivered complies with the Specifications and not subject to rejection.

(b) Currency. All references to “Dollars” or “$” shall mean the legal currency of the United States. All payments to be made under this Agreement shall be made in Dollars, unless expressly specified to the contrary herein.

(c) Late Payments. Any amounts not paid when due under this Agreement shall be subject to interest beginning 60 days after the foregoing due date through and including the date upon which payment is received, calculated at the interest rate equal to U.S. Prime Rate per year effective for the applicable days of the period of default, on the last business day of the applicable Calendar Quarter prior to the date on which such payment is due, calculated daily on the basis of a 365-day year, or, if lower, the highest rate permitted under Applicable Law.

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

(a) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate actions;

(b) This Agreement constitutes a valid obligation of such Party and is binding and enforceable against such Party in accordance with the terms hereof; and

(c) Such Party has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and there is no contractual restriction or obligation binding on such Party which would be materially contravened by execution and delivery of this Agreement or by the performance or observance of its terms.

5.2  Crofelemer Animal API Warranties. Glenmark represents and warrants that the Crofelemer Animal API supplied to Jaguar:

(a) complies with the Specifications;

(b) has been Manufactured and stored in compliance with the Specifications and Regulatory Requirements;

(c) is not unfit for commerce under any Regulatory Requirements; and

(e) assuming payment in full by Jaguar, is free and clear of all security interests, liens and other encumbrances of any kind or character.

5.3 Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS SHALL HAVE ANY LIABILITY OF ANY TYPE (INCLUDING, BUT NOT LIMITED TO, CLAIMS IN CONTRACT, NEGLIGENCE AND TORT LIABILITY) FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE LOSS OF OPPORTUNITY, LOSS OF USE OR LOSS OF REVENUE OR PROFIT IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE. THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 7 NOR SHALL IT APPLY TO DAMAGES ARISING FROM EITHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 6. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT. THE TOTAL LIABILITY OF GLENMARK UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF ALL PAYMENTS RECEIVED BY GLENMARK FROM JAGUAR UNDER THIS AGREEMENT.

5.4 Insurance.

(a) Jaguar shall maintain (i) comprehensive general liability insurance written on an occurrence basis with a combined single limit for bodily injury and property damage of not less than [***] and (ii) product liability/completed operations coverage with a per claim limit of not less than [***].

(b) Glenmark shall maintain (i) comprehensive general liability insurance in the amount of [***] and (ii) public liability insurance in the amount of [***].

(c) The insurance policies referenced in Sections 5.4(a) and (b) above (“Policies”) shall (i) be provided by an insurance carrier(s) acceptable to the other Party and (ii) show the other Party as additional named insured and loss payee, as its interests may appear.  Certificates of insurance for the Policies shall be furnished to the other Party within ten (10) days after the Effective Date.  The Policies shall remain in effect throughout the Term of this Agreement and shall not be canceled or subject to a reduction of coverage or any other modification without the prior written authorization of the other Party.

(d) It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Article 7.

5.5 Warranty Limitations or Disclaimers.  THE WARRANTIES, LIMITATIONS AND DISCLAIMERS DESCRIBED IN THIS ARTICLE 5 SUPERSEDE ANY OTHER WARRANTY LIMITATIONS AND DISCLAIMERS GIVEN BY EITHER PARTY, WHETHER WRITTEN OR ORAL. EXCEPT FOR THE EXPRESS WARRANTIES IN SECTIONS 5.1 and 5.2  GLENMARK MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO THE CROFELEMER ANIMAL API, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE.

ARTICLE 6

CONFIDENTIALITY

6.1 Confidential Information.   Except as provided in Section 6.2, the Parties shall not publish or otherwise disclose Confidential Information to a Third Party and shall not use Confidential Information directly or indirectly for any purpose other than performing its obligations or exercising its rights hereunder.

*** CONFIDENTIAL TREATMENT REQUESTED

6.2 Authorized Disclosure.

(a) Each Party may disclose Confidential Information to the extent that such disclosure is made in response to a valid order of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction; provided, however, that the Party under court order shall, to the extent possible under such order, first have given notice and a reasonable opportunity for the other Party to quash such order or to obtain a protective order requiring that the Confidential Information or documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in such response to such court or governmental order.

(b) Jaguar may disclose Confidential Information to the extent that such disclosure is made to Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information.

(c) Jaguar may disclose Jaguar Confidential Information to its suppliers, commercial partners and others to be able to use Crofelemer Animal API in the field of animal health.

(d) If Jaguar wishes to disclose Glenmark Confidential Information to its suppliers, commercial partners and others to be able to use Crofelemer Animal API in the field of animal health, then Jaguar shall seek prior written consent of Glenmark, which consent shall not be unreasonably withheld.

6.3  Notification.   Upon a Party’s discovery of loss or compromise of the other Party’s Confidential Information, the Party discovering the loss shall notify the other Party immediately, and cooperate as reasonably requested.

6.4 Remedies.  Each Party agrees that the unauthorized use or disclosure of Confidential Information in violation of this Agreement will cause severe and irreparable damage.  In the event of any violation of this Section, the Parties agree that the Party whose Confidential Information has been disclosed shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, without the necessity of proving irreparable harm or actual damages, as well as any other relief permitted by Applicable Law.  The Party sought to be enjoined agrees to waive any requirement that the Party seeking the injury post bond as a condition for obtaining any such relief.

6.5 Use of Names.  Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 6.5 shall not prohibit either Party from making any disclosure identifying the other Party that is required by applicable law; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information.

6.6 Press Releases. Neither Party shall make a press release or other public announcement regarding this Agreement, the terms hereof or the transactions contemplated hereby without the prior written approval of the other Party.  Each Party shall provide the other with the proposed text of any such press release or public announcement for review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, as early as possible, but in no event less than four (4) business days in advance of the publication, communication or dissemination thereof; provided, however, that the receiving Party shall be deemed to have approved any such press release or public announcement if it fails to notify the proposing Party in writing of any objections to such press release or public announcement within three (3) business days after receipt by the receiving Party of the text of such public announcement.  Notwithstanding the foregoing, but subject to Section 6.4 above, this Section 6.6 shall not be applicable to filings and disclosures required by Applicable Laws.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification by Glenmark. Glenmark shall indemnify, defend and hold Jaguar and its Affiliates and their respective officers, directors, employees and agents (“Jaguar Indemnitees”) harmless from and against any and all losses, damages, liabilities, assessments, costs, charges, or claims (“Losses”) arising out of or resulting from any Third Party claims made or suits brought against Jaguar which arise or result from: (1) the breach of any of Glenmark’s representations and warranties set forth in this Agreement; (2) Glenmark’s negligence or willful misconduct in the performance of this Agreement, or material breach of this Agreement; except in each case of clauses (1)-(2) to the extent caused by any Jaguar Indemnitee’s negligence or willful misconduct or material breach of this Agreement.

7.2 Indemnification by Jaguar. Jaguar shall indemnify, defend and hold Glenmark and its Affiliates and their respective officers, directors, employees and agents (“Glenmark Indemnitees”) harmless from and against any and all Losses arising out of or resulting from any Third Party claims made or suits brought against Glenmark which arise or result from: (1) the breach of any of Jaguar’s representations and warranties set forth in this Agreement; (2) a claim by a Third Party that the filing of a dossier, or the marketing and sale of any finished Crofelemer Animal Product by Jaguar or its Affiliates or licensees pursuant to this Agreement infringes such Third Party’s intellectual property rights or (3) Jaguar’s negligence or willful misconduct in the performance of this Agreement, or material breach of this Agreement; (4) any personal injury or death associated with the animal studies or clinical trials conducted by Jaguar or conducted on behalf of Jaguar by a Jaguar licensee or distribution partner; or (5) product recall or product liability claims; or (6) any claims that arise in respect of the delivery under Section 3.5(a); except in each case of clauses (1)- (6) to the extent caused by any Glenmark Indemnitee’s negligence or willful misconduct or material breach of this Agreement..

7.3 Procedures.

(a) A party making a claim for indemnity under this Article 7 hereinafter is referred to as an “Indemnified Party” and the party against whom such claim is asserted is hereinafter referred to as the “Indemnifying Party.” All claims by any Indemnified Party under this Section shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by a Third Party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party’s claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced. After receipt by the Indemnifying Party of such notice, then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the written request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party’s notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including the posting of such bond or other security as may be required by any governmental authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party.

(b) In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such Indemnified Party

(c) Upon written request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred, (1) take such action as the Indemnifying Party may reasonably request in connection with such action, (2) allow the Indemnifying Party to dispute such action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, or (3) render to the Indemnifying Party all such assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

(d) The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Losses (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

ARTICLE 8

TERM

8.1 Term. This Agreement shall become effective upon the Effective Date and shall remain in full force and effect until the 4th anniversary unless earlier terminated pursuant to Section 8.2 below (the “Initial Term”). At the end of the Initial Term, the Parties may extend the term of this Agreement by mutual written agreement.

8.2 Termination.

In addition to any other provision of this Agreement expressly providing for termination of this Agreement, this Agreement may be terminated as follows:

(a) Jaguar may terminate this Agreement immediately upon notice to Glenmark in the event that Regulatory Authorities cause the withdrawal of any Crofelemer Animal Product from the Territory for safety reasons.

(b) Either Party may terminate this Agreement:

(i) immediately upon written notice if the other Party shall (a) file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction a petition in bankruptcy or insolvency or for reorganization or for arrangement or for the appointment of a receiver or trustee of that Party or of its assets, (b) propose a written agreement of composition or extension of its debts, (c) be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, (d) propose or be a party to any dissolution or liquidation, (e) make an assignment for the benefit of its creditors, or (f) admit in writing its inability generally to pay its debts as they fall due in the general course;

(ii) immediately upon written notice in the event of any material breach by the other Party in the performance of any of its obligations herein contained that has not been cured by the defaulting Party within ninety (90) days after receiving written notice thereof from the non-breaching Party;

(iii) Either party may terminate this Agreement for any reason with ninety (90) day notice subject to Section 2.3.

(iv) immediately upon written notice in the event that, as a result of an order of government or any other official authority, the continued operation of this Agreement in its entirety or in substantial part is prevented or delayed for an unspecified and indeterminate period.

8.3 Effect of Expiration or Termination.

(a) Survival. The expiration or earlier termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such termination or expiration, and the provisions ofArticles 1 (Definitions), 4 (Payment) 5 (Representations and Warranties), 6 (Confidentiality), 7 (Indemnification), 8 (Term), and 9 (Miscellaneous) shall survive the expiration or termination of this Agreement.  Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available at law or in equity.

(b) Return of Confidential Information. Upon expiration or earlier termination of this Agreement, each Party, at the request of the other, shall return all data, files, records and other materials in its possession or control containing or comprising the other Party’s Confidential Information except that the legal department of such Party may retain one copy for archival purposes.

(c) Actions. Upon termination of this Agreement for any reason, (i) Glenmark immediately shall cease all Manufacturing of the Crofelemer Animal API pursuant to this Agreement, (ii) all submitted but unfilled Purchase Orders automatically shall be cancelled, and (iii) Glenmark promptly shall return any remaining Jaguar-Supplied CPL to Jaguar or its designee at Jaguar’s costs.  For purposes of clarification, termination of this Agreement does not preclude Glenmark from manufacturing Crofelemer API for its own use and the use of its Affiliates or Salix.

(d)  Cumulative Remedies. Except as expressly stated otherwise herein, remedies hereunder are cumulative, and nothing in this Agreement shall prevent either Party, in the case of a breach, from not terminating this Agreement and seeking to enforce its rights hereunder.

(e) Accrued Obligations. Except as set forth herein, any termination or expiration of this Agreement shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration (including the costs of any Jaguar-Supplied CPL maintained for the Crofelemer Animal Product ordered by Jaguar hereunder, which are unique to the manufacture of Crofelemer Animal API, and any remedy of Jaguar relating to Article 3 with respect to Crofelemer Animal API Manufactured and supplied prior to the effective date of termination), which obligations shall remain in full force and effect for the period provided therein. However, both Parties will make best commercial efforts to cancel and limit the amount of any accrued obligations. Either Party shall not be liable for any amount that could have been avoided if cancelled upon notice of termination.

(f) No Waiver. The termination or expiration of this Agreement, as the case may be, shall not act as a waiver of any breach of this Agreement and shall not act as a release of either Party from any liability or obligation incurred under this Agreement through the date of such termination or expiration, including payments due to Glenmark pursuant to this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing and shall be deemed given only if delivered to the Party personally or sent to the Party by registered mail, return receipt requested, postage prepaid, sent by a nationally recognized courier service guaranteeing next-day or second-day delivery, charges prepaid, addressed to the Party at its address set forth below, or sent by facsimile transmission to the number set forth below, or at such other address or fax number as such Party may from time to time specify by notice given in the manner provided herein to the Party entitled to receive notice hereunder:

For Glenmark:	Glenmark Pharmaceuticals Ltd.,
Glenmark House, B. D. Sawant Marg, Chakala, Andheri East, Mumbai 400099, India Attention: General Counsel
[***]

For Jaguar:	Jaguar Animal Health Inc.
Suite 2375, 201 Mission Street, San Francisco, CA 94105, USA

Attention: General Counsel

[***]

*** CONFIDENTIAL TREATMENT REQUESTED

9.2 Entire Agreement and Inconsistency. This Agreement (including any other attachments hereto), together with the Quality Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. In the event of a conflict or inconsistency between the provisions of this Agreement and the provisions of the Quality Agreement, this Agreement will prevail. In the event of a conflict or inconsistency between the provisions of this Agreement and any legal or regulatory requirements applicable for the Territory, amendments to this Agreement shall be considered promptly in good faith in order to meet such requirements.

9.3 Assignment. Neither Party may assign or otherwise transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the consent of the other Party to any Affiliate or in connection with the acquisition of such Party or the sale of all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in violation of this Section shall be null and void.

9.4 Force Majeure. Failure of any Party to perform its obligations under this Agreement (other than of the obligations to make any payments or of confidentiality) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if, and solely to the extent, such failure is caused by Force Majeure. The corresponding obligations of the other Party will be suspended to the same extent. “Force Majeure” shall mean any unanticipated event, reason or cause beyond the reasonable control of a Party (including fire, flood, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, or storm or like catastrophe, acts of God or any acts, omissions or delays in acting of the other Party); provided, however, that the Party affected shall promptly notify the other Party of the condition constituting Force Majeure as defined herein and shall exert commercially reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting Force Majeure as defined herein prevents, or would likely prevent, a Party from performing its obligations under this Agreement for more than [one hundred twenty (120) days], the Parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable, including the use of a Third Party to fulfill the obligations hereunder of the Party invoking the Force Majeure.

9.5 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

9.6 Independent Contractor. Each Party shall be acting as an independent contractor in performing under this Agreement and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other Party. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.

9.7 Severability. In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith and enter into a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

9.8 No Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any Third Party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.9 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Jaguar and Glenmark.

9.10 Governing Law. This Agreement and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of State of New York, New York, without reference to its conflicts of law principles.

9.11 Dispute Resolution. (a) In the event of any dispute between the Parties that relates to interpretation of a Party’s rights and/or obligations hereunder or any alleged breach of this Agreement, such dispute shall be resolved in accordance this Section. Notwithstanding the provisions of this Section, however, nothing herein contained shall preclude a party from seeking equitable remedies in any court of competent jurisdiction.

(b) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (hereinafter referred to as “Dispute”), shall be referred for decision forthwith to a senior executive of each Party not involved in the Dispute. If no agreement is reached within thirty (30) days of the request by one Party to the other to refer the same to such senior executive, then the Parties agree to attempt to settle such Dispute through good faith non-binding mediation efforts. If after a period of thirty (30) days, the Parties have not settled the Dispute by non-binding mediation, then any such Dispute which does not involve a claim for equitable relief shall be settled by Arbitration according to the provisions of Section 9.11(c).

(c) Any Dispute that is not resolved in accordance with Section 9.11(b), shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”); such arbitration to be held in Newark, New Jersey on an expedited basis. Each Party hereby expressly waives any right to object to such jurisdiction on the basis of venue or forum non-conveniens. Any arbitration shall be conducted by three arbitrators. One arbitrator shall be selected by Jaguar, one arbitrator shall be selected by Glenmark and the third arbitrator shall be selected by the two arbitrators so selected. The arbitrators shall have no power to change the provisions of this Agreement nor to make an award of reformation. The award rendered by the arbitrators shall be final and binding upon the Parties hereto, and judgment upon the award rendered may be entered by either Party in any court that has jurisdiction over the Parties or the subject matter of the controversy or claim. The expense of such arbitration, including attorneys’ fees, shall be allocated between the Parties as the arbitrators shall decide. The arbitration panel shall prepare and deliver to the Parties a written, reasoned opinion conferring its decision. Both Parties, solely for the purpose of collection of a judgment against them, consent to jurisdiction and venue in New York, New York, USA.

9.12 No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

[ Signature page on the next page ]

IN WITNESS WHEREOF, each Party hereto has executed or caused this Agreement to be executed on its behalf as of the Effective Date.

GLENMARK PHARMACEUTICALS LTD.		JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Meera Vanjari	By:	/s/ Steven R. King

Name:	Meera Vanjari	Name:	Steven R. King

Title:	Sr. Vice President - General Counsel	Title:	EVP Sustainable Supply, IP and Ethnobotanical Research

Appendix 1 — License and Relationship between Napo Pharmaceuticals and Jaguar Animal Health

Napo Pharmaceuticals formed Jaguar Animal Health to develop and commercialize animal health products. Jaguar Animal Health has obtained an exclusive worldwide license to Napo Pharmaceuticals intellectual property rights and technology for veterinary treatment uses and indications for all species of animals.

Appendix 2

Part A: Crofelemer Animal API related specifications

Specification for Animal Drug Substance (Crofelemer) for filing in NADA (Canalevia, 125mg)

Effective: August 05, 2015

Test	Analytical Procedure	Acceptance Criteria
Appearance	Visual [***]	[***]
Solubility	[***]	[***]
Identification Infrared Absorption UV Absorption Retention Time on Assay	IR USP <197K> [***] UV USP <197U> [***] HPLC [***]	[***]
Assay (Anhydrous Basis)	HPLC [***]	[***]
CFTR Inhibitory Potency*	Using Epithelial Voltage [***]	25% - 120% relative potency
Residual Solvents [***] Acetone [***] [***]	GC [***]	[***] [***] [***] [***]
Water Content	Karl Fischer USP <921>, Method Ia [***]	[***]
Microbial Limits Total Aerobic Microbial Count Total Combined Yeasts and Molds Count S. aureus E. coli P. aeruginosa Salmonella spp.	USP <61> and USP <62> [***] [***]	[***] [***] [***] [***] [***] [***]
[***]	HPLC [***]	NMT 1000 ppm
Heavy Metals	USP <231> Method II [***]	[***]

*** CONFIDENTIAL TREATMENT REQUESTED

Test	Analytical Procedure	Acceptance Criteria
Related Substances [***] [***] [***] [***] Gallocatchin [***] [***] [***] [***] [***]	HPLC [***]	[***] [***] [***] [***] [***] [***] [***] [***] [***]
[***] [***] [***] [***]	[***] [***]	[***] [***] [***]
[***] [***] [***] DP 4 [***] [***]	[***] [***]	[***] [***] [***] [***] [***]
Aflatoxins Content Aflatoxin B1 Sum of Aflatoxins B1 B2 G1 G2	USP <561>	[***] [***]
pH of Solution (1.25% Solution)	USP <791> [***]	[***]

[***]

[***]

*** CONFIDENTIAL TREATMENT REQUESTED

Part B: CPL related specifications

Specification for Crude Plant Latex (CPL) for filing in NADA (Canalevia, 125mg)

Effective: August 05, 2015

Test	Analytical Procedure	Acceptance Criteria
[***]	[***] [***]	[***]
[***]	[***] [***]	[***]
[***]	[***] [***]	[***]
[***]	[***] [***]	[***]
[***]	[***] [***] [***]	[***]
[***]	[***] [***] [***]	[***]
[***]	[***] [***] [***]	[***]
[***]	[***] [***] [***]	[***]
[***] [***] [***] [***] [***] [***] [***] [***] [***]	[***] [***] [***] [***] [***] [***] [***] [***]	[***] [***] [***] [***] [***] [***] [***] [***]

[***]

[***]

*** CONFIDENTIAL TREATMENT REQUESTED

Appendix 3 - Quality Agreement

QUALITY AGREEMENT

for

API MANUFACTURING

BETWEEN:

hereinafter referred to as Jaguar

AND:	Glenmark Pharmaceuticals Limited,

Glenmark House,

B. D. Sawant Marg, Chakala,

Andheri (East),

Mumbai 400 099

India

hereinafter referred to as Glenmark

Authorization

	Name	Function name	Signature	Date

Jaguar Quality Assurance

Glenmark Pharmaceuticals Limited Quality Assurance

Introduction

This Quality Agreement has been entered into by the parties in order to ensure compliance with the applicable guidance and directives set forth in applicable sections 21CFR Parts 210 & 211 laying down the principles and guidelines of good manufacturing practice for medicinal products for animal use and ICH Q7 Good Manufacturing Practice Guide For Active Pharmaceutical Ingredients, providing guidance regarding good manufacturing practice for the manufacturing of active pharmaceutical ingredients under an appropriate system for managing quality. This Quality Agreement applies to the API manufacturing of specified Crofelemer Animal API for Jaguar.

Scope

This Quality Agreement establishes the roles, responsibilities, deliverables and time requirements with respect to the Quality Assurance of the manufacture and supply of the Crofelemer Animal API for Jaguar It is an appendix to and an integral part of the Manufacture and Supply Agreement to be executed / executed by Jaguar and Glenmark (further referred as the “Agreement”) dated [              ].  Glenmark will operate a GMP quality controlled operation regarding (where applicable) manufacture, testing, holding, packaging, labelling, shipping and/or distribution of the Crofelemer Animal API for Jaguar. The Appendices attached hereto are an integral part of the Quality Agreement and shall, for all purposes, be considered as part thereof.

General

This Quality Agreement may be revised on an “as-needed or appropriate” basis or whenever the Agreement is renegotiated.  Prior to implementation, any proposed changes to this Quality Agreement must be reviewed and approved in writing by authorized representatives of Quality Assurance from Jaguar and Glenmark (collectively, “Authorized Quality Representatives”).  If appropriate, the Agreement shall be amended accordingly. Unless otherwise defined specifically in this Quality Agreement, all general terms used herein will be interpreted in accordance with the definitions provided in the Agreement.  Any terms not so defined will be interpreted in a manner consistent with the definitions set forth in the relevant guidelines of the USA where applicable.

The Authorized Quality Representatives will address and resolve any disputes or conflicts relating to this Quality Agreement in a timely and equitable manner and in compliance with all applicable quality and regulatory requirements.  Such resolutions shall be made in writing and shall be signed by the Authorized Quality Representatives.  If any issue remains unresolved for more than twenty (20) business days, or any other mutually agreed timeline, the senior corporate Quality officials from Jaguar and Glenmark shall be contacted to resolve this issue.

All communication affecting the contents of this Quality Agreement will be between the Authorized Quality Representatives, as set forth below:

	/s/ David Sesin	David Sesin

For Jaguar		Head of Quality, Jaguar

For Glenmark
Head of Quality, API, GPL

In the event of a change, temporary or otherwise, of either Party’s Authorized Quality Representative, the relevant Party shall promptly notify the other in writing of such change, and if temporary, shall state the duration of the change.

This Quality Agreement confirms the responsibilities of Jaguar and Glenmark with regard to the quality activities described in the quality criteria tabulated below:

1. Regulatory Authorizations & GMP Compliance

No.	Responsibilities	[***]	[***]
1.1	[***]		[***]
1.2	[***]		[***]
1.3	[***]	[***]	[***]
1.4	[***]	[***]
1.5	[***]	[***]
1.6	[***]	[***]	[***]

2. Regulatory Actions & Inspections

	Responsibilities	[***]	[***]
2.1	[***]		[***]
2.2	[***]		[***]
2.3	[***]		[***]
2.4	[***]	[***]

*** CONFIDENTIAL TREATMENT REQUESTED

	Responsibilities	[***]	[***]
2.5	[***]		[***]
2.6	[***]	[***]
2.7	[***]	[***]	[***]

3. Facilities, Equipment and Utilities

	Responsibilities	[***]	[***]
3.1	[***]		[***]
3.2	[***]	[***]	[***]
3.3	[***]		[***]
3.4	[***]		[***]
3.5	[***]		[***]
3.6	[***]		[***]
3.7	[***]		[***]
3.8	[***]		[***]
3.9	[***]		[***]
3.10	[***]		[***]

4. Personnel

No.	Responsibilities	[***]	[***]
4.1	[***]		[***]
4.2	[***]		[***]

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No.	Responsibilities	[***]	[***]
4.3	[***]		[***]
4.4	[***]		[***]
4.5	[***]		[***]
4.6	[***]		[***]

5. Documentation for Safety

	Responsibilities	[***]	[***]
5.1	[***]		[***]
5.2	[***]		[***]

6. Manufacturing

	Responsibilities	[***]	[***]
6.1	[***]	[***]	[***]
6.2	[***]	[***]	[***]
6.3	[***]	[***]	[***]
6.4	[***]		[***]
6.5	[***]	[***]	[***]

7. Materials and consumables

	Responsibilities	[***]	[***]
7.1	[***]		[***]
7.2	[***]		[***]
7.3	[***]	[***]
7.4	[***]	[***]	[***]

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	Responsibilities	[***]	[***]
7.5	[***]		[***]

8. Samples

	Responsibilities	[***]	[***]
8.1	[***]		[***]
8.2	[***]		[***]
8.3	[***]		[***]
8.4	[***]	[***]	[***]
8.5	[***]	[***]	[***]
8.6	[***]	[***]	[***]

9. Testing & Analysis

	Responsibilities	[***]	[***]
9.1	[***]	[***]	[***]
9.2	[***]	[***]	[***]
9.3	[***]	[***]	[***]
9.4	[***]		[***]
9.5	[***]	[***]	[***]
9.6	[***]	[***]	[***]
9.7	[***]	[***]	[***]
9.8	[***]	[***]	[***]
9.9	[***]	[***]	[***]
9.10	[***]	[***]	[***]
9.11	[***]		[***]

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10. Release

	Responsibilities	[***]	[***]
10.1	[***]	[***]	[***]
10.2	[***]	[***]	[***]
10.3	[***]	[***]
10.4	[***]	[***]	[***]

11. Storage and Shipment

	Responsibilities	[***]	[***]
11.1	[***]	[***]	[***]
11.2	[***]		[***]
11.3	[***]		[***]

12. Returned Goods

	Responsibilities	[***]	[***]
12.1	[***]	[***]	[***]

13. Records

	Responsibilities	[***]	[***]
13.1	[***]	[***]	[***]
13.2	[***]		[***]
13.3	[***]	[***]	[***]

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14. Deviations

	Responsibilities	[***]	[***]
14.1	[***]	[***]	[***]
14.2	[***]	[***]	[***]

15. Change Management

	Responsibilities	[***]	[***]
15.1	[***]	[***]	[***]
15.2	[***]	[***]	[***]
15.3	[***]		[***]
15.4	[***]	[***]	[***]

16. Jaguar Audits

	Responsibilities	[***]	[***]
16.1	[***]	[***]
16.2	[***]	[***]
16.3	[***]	[***]	[***]
16.4	[***]		[***]
16.6	[***]	[***]	[***]

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17. Complaints, Recalls, Withdrawals

	Responsibilities	[***]	[***]
17.1	[***]	[***]
17.2	[***]	[***]	[***]
17.3	[***]		[***]
17.4	[***]	[***]	[***]
17.5	[***]	[***]	[***]
17.6	[***]	[***]	[***]

18. Sub contracting

	Responsibilities	[***]	[***]
18.1	[***]	[***]	[***]
18.2	[***]	[***]	[***]
18.3	[***]	[***]	[***]

19. Stability Support

	Responsibilities	[***]	[***]
19.1	[***]	[***]	[***]
19.2	[***]	[***]	[***]
19.3	[***]	[***]	[***]
19.4	[***]	[***]	[***]

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20. Validation Support

	Responsibilities	[***]	[***]
20.1	[***]	[***]	[***]
20.2	[***]	[***]	[***]
20.3	[***]	[***]	[***]
20.4	[***]	[***]	[***]
20.5	[***]	[***]	[***]
20.6	[***]	[***]	[***]

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Definitions

Approval

The term “Approval” is defined as concurrence between Jaguar and Glenmark, such as agreement on a proposed Critical Change, as evidenced in writing and signed by both companies’ Authorized Quality Representatives.

Approved Vendor	A vendor who has met minimum approval standards and who has been approved by both parties to provide required items or services that may impact Crofelemer Animal API quality.

Active Pharmaceutical Ingredient

Any substance or mixture of substances intended to be used in the manufacture of a drug (medicinal) product and that when used in the production of a drug becomes active ingredient of the Finished Animal Drug Product. Such substances are intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment or prevention of disease or to affect the structure and function of the body of animals.

Authorized Quality Representative

An individual named within the Quality Agreement with the authority to resolve any disputes or conflicts relating to this Quality Agreement in a timely and equitable manner and in compliance with all applicable quality and regulatory requirements.

Batch

A specific quantity of material produced in a process or fraction of a process. Batches are defined as the material represented at the end of the intermediate processing steps and the material represented at the end of the processing step(s).

CFR	Code of Federal Regulations

COA	Certificate of Analysis: An authentic document that certifies that a specific Batch of material has been evaluated in accordance with the Specifications outlined in the Supply Agreement.

Crofelemer Animal API	means oligomeric proanthocyanidin (OPC) of varying chain lengths [***], for use in animal health pharmaceutical preparations as per Specifications outlined in the Supply Agreement.

Consumables

Materials used as an aid in the manufacture of an Active Pharmaceutical Ingredient or Finished Animal Drug Substance that do not themselves participate in a chemical or biological reaction or being part of the Finished Animal Drug Substance, but having contact with the Finished Animal Drug Substance or Active Pharmaceutical Ingredient, as well as critical components of analytical methods

Date of Manufacture	At Glenmark site, the date of completion for the final drying process will be classified as the Date of Manufacturing.

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Disposition	Decision by Glenmark Quality on the suitability of the Crofelemer Animal API for further processing.

Final Release	Release by Jaguar for final processing or use in the formulation of a Finished Animal Drug Product.

Finished Drug Product	The product in it’s agreed upon finished form, ready for release. When the product is packed and labelled as registered as being an Active Pharmaceutical it is referred to as “Crofelemer Animal API”.

For Cause Visit

The term “for cause visit” is used to describe site visits, other than audits or business discussions, for the purpose of reviewing documentation, facilities or processes related to a specific deviation affecting Crofelemer Animal API disposition.

GMP / cGMP

Good Manufacturing Practice, including Current Good Manufacturing Practice: The essential rules governing the production, distribution and use of medicinal products, to safeguard public health. In this Agreement GMP means both GMP and/or cGMP.

Lot number	A unique code for each batch of Materials received. Reference is made to Part Number.

Materials	Raw materials, Consumable and/or Packaging Materials, reference is made to “Raw Materials” hereunder.

Master Batch Record	A detailed description of Glenmark specific production process outlining the different actions an operator has to perform to complete the production process. A scaled copy of the Master Batch Record is the Batch production record.

OOS	Out of Specification

Part Number

A unique item number for each type of Raw Material or Consumable for identification and specification purposes. After receiving of a specific Material a Lot number might be assigned to identify individual lots of a specific Material

Raw Material

Any ingredient intended for use in the manufacture of an Active Pharmaceutical Ingredient or Finished Animal Drug Product, including those that may not appear in the final formulation. These include chemicals used directly and/or indirectly in the manufacturing process, reference is made to “Materials”

Specification	A set of criteria, limited to Critical In-Process Tests or Finished Animal Drug Substance, which must conform, to be considered acceptable for its intended use.

Details of Contact Persons

AREA	Jaguar Pharmaceuticals Inc.	Glenmark Pharmaceuticals Ltd.
Overall Quality Approval	Name: Tel.: e-mail:	[***]
General Quality Assurance	Name: Tel.: e-mail:	[***]
Audit Scheduling/Issues	Name: Tel.: e-mail:	[***]
Regulatory	Name: Tel.: e-mail:	[***]
Product Complaint	Name: Tel.: e-mail:	[***]
General Quality Control	Name: Tel.: e-mail:	[***]

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Appendix 1

•                  List of all Batch related Deviations

•                  Executive summary of all Deviations closed out as Minor,

•                  Reports for all Deviations closed out as Major Deviation or Critical Deviation

•                  Certificate of Analysis

•                  Certificate of Conformity

•                  Copies of any change controls associated with the Master Batch Record

•                  Copies of any validation reports associated with the Master Batch Record

•                  Completed copy the [***] Record

End of Quality Agreement

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Appendix 4 - Illustration for Failure to Purchase Minimum Annual Quantities

The below illustration assumes commercial launch Crofelemer Animal API supplies are required [***]. The quantities and $ values outlined in the below table are for illustration purposes only and are aimed to outline the formula for calculating the amount payable by Jaguar to Glenmark in the event the actual purchased quantity is below the Minimal Annual Purchase Quantity.

Calendar Year	[***]	[***]	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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Appendix 5 — FAMC

Fully-Allocated Manufacturing Costs

As used in this Agreement, “Fully-Allocated Manufacturing Costs” or “FAMC” means:

I.    FAMC includes the costs of all direct materials, direct labor and direct manufacturing overheads consumed, and allocable manufacturing overheads consumed by a manufacturing facility in the manufacture of the Crofelemer Animal API, together with appropriate:  (i) allowances for manufacturing variances, (ii) allowances for inventory carrying charges, (iii) adjustments for inventory valuations as calculated using International Financial Reporting Standards (“IFRS”). FAMC shall not include license fees, royalties and other amounts paid to third parties with respect to a license or rights to or under intellectual property or proprietary rights.

For such purposes:

A.  Direct material costs include:

1.                  The cost of raw materials, import duties and other charges (including freight) incurred by Glenmark in respect of Jaguar-Supplied CPL following its delivery by Jaguar to Glenmark, excipients, process consumables [***] to the extent not renewable and depreciable and more appropriately captured by Item I.B.2.a (below), containers, container components, packaging, labels and other printed materials used in the production of a Crofelemer Animal API.

2.                  Costs attributable to yield loss (Scrap of raw materials, work in progress and finished goods), exclusive of losses in excess of a reasonable allowance for wastage limits within normal industry standards for Crofelemer Animal API.

B.  Direct labor costs and direct manufacturing overheads include:

1.                  Salaries and fringe benefits for personnel directly involved in the manufacturing process of Crofelemer Animal API at the Facility.

2.                  Direct manufacturing overheads consumed in the manufacturing process of Crofelemer Animal API at the Facility. Such costs may include:

a.              Manufacturing overheads, including, but not limited to, utilities (e.g., oil, electric, steam, water), indirect manufacturing materials and supplies, consumables (e.g., production supply materials, tools, spare parts), supervision, production management, plant management, taxes (excluding income taxes) and insurance with respect to the Crofelemer Animal API at the Facility.

b.              Maintenance and repair of the production plant and production equipment

c.               Allowances for manufacturing variances (including yield variances within GMP tolerances)

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d.              Allowances for adjustments to inventory, valuation, including reasonable charges for spoilage, expiration of shelf life and like charges related to the Crofelemer Animal API Manufactured at the Facility.

C.      Allocable manufacturing overheads are limited to costs that can be identified in a practical manner with specific units of production in accordance with IFRS but cannot be included in specific direct material or direct labor and direct manufacturing overhead costs.  Such overhead costs may include:

1.      Engineering and development support

2.                  Overhead allocations of costs from service areas directly involved in the manufacture of products at the Facility, including human resources, IT, quality assurance analysis of raw materials in production, including analysis of semi-finished and finished goods produced, materials management (including wages and salaries relating to materials administration, purchasing and warehousing), regulatory affairs, validation, inventory storage, process documentation, and other services required to be performed in connection with the Manufacture of the Crofelemer Animal API at the Facility.

3.                  Overhead allocations of costs from service areas indirectly involved in the manufacture of Crofelemer Animal API, including finance, business development and other allied services required to be performed in connection with the Manufacture of the Crofelemer Animal API at the Facility.

4.                  Rent and other costs allocable to the lease of facilities, equipment or materials used to Manufacture the Crofelemer Animal API at the Facility, but only to the extent mutually agreed between the Parties in each Party’s sole discretion.

5.                  Property and sales taxes on shipment and warehousing related to finished goods and logistics cost during shipment.

“Overheads” means the direct manufacturing overheads as listed in I B(2) and allocable manufacturing overheads as stated in I C, above.

D.                Direct labour costs and direct manufacturing overheads, as well as allocable manufacturing overheads are calculated considering the expected annual capacity utilization of the Facility, basis the Rolling Forecast shared by Jaguar for each Calendar Year.

E.                 Glenmark shall, on an annual basis (at a time mutually agreed upon by the Parties), calculate the sum of (i) its actual Fully-Allocated Manufacturing Cost of manufacturing Crofelemer Animal API supplied to Jaguar in the previous twelve (12) months [***] (ii) its actual Jaguar-Supplied Material Cost of manufacturing Crofelemer Animal API supplied to Jaguar in the previous twelve (12) months (the “Actual Cost”).

F.                  If the Purchase Price paid by Jaguar for Crofelemer Animal API is within five percent (5%) of the Actual Cost, then no reconciliation of the Purchase Price will be made between the Parties. If the Purchase Price paid by Jaguar for Crofelemer Animal API is greater than the Actual Cost by more than five percent (5%), then Glenmark shall reimburse Jaguar for such amount in excess of five percent (5%) within thirty (30) days of such determination. If the Purchase Price paid by Jaguar for Crofelemer animal API is less than the Actual Cost by

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more than five percent (5%), then Jaguar shall reimburse Glenmark for such amount in excess of five percent (5%) within thirty (30) days of such determination.

II.      FAMC does not include (such costs will be charged to Jaguar post reconciliation of expenses on an annual basis or as mutually agreed upon by the Parties):

A.      Cost of Jaguar-Supplied CPL.

In compliance with local regulations, it is mandatory for Glenmark to purchase the Jaguar-Supplied CPL during import. The cost towards such import will be cross-charged to Jaguar as part of the invoice for each shipment of Crofelemer Animal API to Jaguar.

B.      Costs incurred due to Crofelemer Animal API rework, except the reasonable allowance included under item I.A.2.

C.      The value of Crofelemer Animal API discarded in the manufacturing operation (other than process related to scrap as stated above).

D.   Research and development costs.

E.        Costs associated with the change of site of manufacture and the change of container, including, without limitation, the costs of satisfying registration and other requirements of regulatory authorities, re-testing of Crofelemer Animal API, reference standard qualification

F.         Intercompany margins/markups on intercompany transfers between or among manufacturing plants or Affiliates.

G.   Insurance related to product liability.

Appendix 6 — Development Quantities

•                  [***]

•                  [***]

•                  [***]

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